===============================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 1999


                                 ---------------


                               EOG RESOURCES, INC.
                       (formerly Enron Oil & Gas Company)
             (Exact name of registrant as specified in its charter)



                     DELAWARE                                 1-9743                         47-0684736
           (State or other jurisdiction                  (Commission File                 (I.R.S. Employer
         of incorporation or organization)                   Number)                     Identification No.)


                 1400 SMITH STREET
                  HOUSTON, TEXAS                                                                77002
     (Address of principal executive offices)                                                 (Zip code)


                                  713/853-6161
              (Registrant's telephone number, including area code)


===============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Share Exchange

         On August 16, 1999, EOG Resources, Inc. (formerly, Enron Oil & Gas Company; "EOG") consummated the transactions (the "Share Exchange") contemplated by the previously announced Share Exchange Agreement, dated July 19, 1999, between EOG and Enron Corp., as amended by two letter agreements. At the closing, EOG transferred to Enron Corp. all of the shares of a wholly owned subsidiary of EOG. The assets of this subsidiary included indirectly EOG's China and India operations, as well as approximately $600 million in cash that EOG recently had contributed to the subsidiary to fund the subsidiary's international operations and investments. In return for the shares of EOG's subsidiary, Enron Corp. transferred to EOG 62,270,000 shares of EOG common stock which were retired immediately following the Share Exchange. EOG borrowed the funds for the cash contribution from a commercial bank and repaid $578 million of the borrowings with the net proceeds of an underwritten public offering by EOG of 27,000,000 shares of its common stock that closed later the same day.

         The transferred China and India operations consisted of exploration, development, production and marketing assets, including estimated total net proved reserves at December 31, 1998 of 935 Bcf of natural gas and 44 MMBbl of oil.

         The terms of the Share Exchange, including the consideration received by EOG for its China and India operations pursuant to the Share Exchange, was determined through negotiations and discussions involving the managements of EOG and Enron Corp. and, on behalf of EOG, representatives of a committee of the EOG Board of Directors consisting of two independent directors (the "Special Committee"). The members of the Special Committee were not officers, directors or employees of or otherwise affiliated with Enron Corp. The terms of the Share Exchange were recommended by the Special Committee which received two opinions from investment banking firms as to the fairness of the transaction to EOG.

Relationship with Enron Corp.

         Immediately prior to the closing of the Share Exchange, Enron Corp. owned 82,270,000 shares of EOG common stock, representing approximately 53.5 percent of all of the shares of EOG common stock that were issued and outstanding. As a result of the closing of the Share Exchange, the sale by Enron Corp. of 8,500,000 shares of EOG common stock as a selling stockholder in the public offering referred to above, and the completion on August 17, 1999 and August 20, 1999 of the offering of Enron Corp. notes automatically exchangeable into up to 11,500,000 million shares of EOG common stock, Enron Corp.'s maximum remaining interest in EOG after the automatic conversion of its notes on August 17, 2002, will be under two percent (assuming the notes are exchanged for less than the 11,500,000 shares of EOG common stock).

         Effective as of August 16, 1999, the closing date of the Share Exchange, the members of the board of directors of EOG who were officers or directors of Enron Corp. resigned their positions as directors of EOG.

         In addition, prior to the closing of the Share Exchange, Enron Corp. provided EOG with various services, such as maintenance of employee benefit plans, provision of some telecommunications and computer support services, lease of office space and the provision of some purchasing and operating services and other corporate staff and support services. EOG has the right to continue to use these services for up to one year following the closing of the Share Exchange; however, EOG plans to transition away from using these services as soon as reasonably convenient for both Enron Corp. and EOG. EOG believes that it obtained these services at substantially market terms, and, therefore, it expects that its costs to obtain these services from third parties will not change materially in the aggregate.

         EOG and Enron Corp. in the past have entered into material transactions and agreements incident to their respective businesses. Such transactions and agreements have related to, among other things, the purchase and sale of natural gas and crude oil and hedging and trading activities. Those transactions and agreements currently in place will continue, and EOG does not expect any material changes to such transactions and agreements that would not otherwise occur in a third-party transaction. EOG and Enron Corp. may enter into similar types of transactions and agreements in the future. EOG intends that the terms of any future transactions and agreements between EOG and Enron Corp. will be similar to those that could be obtained from other third parties.

         EOG and Enron Corp. have entered into an agreement regarding the manner in which they will share the burdens and benefits of the integrated project under joint development in Mozambique. The agreement provides generally that EOG's interest in this project will be 20 percent of the combined ownership interest of EOG and Enron Corp.

ITEM 5. OTHER EVENTS.

         On August 30, 1999, Enron Oil & Gas Company changed its name to EOG Resources, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b)      Pro Forma Financial Information

         The following unaudited condensed consolidated pro forma statements of income for the year ended December 31, 1998 and the six months ended June 30, 1999, give effect to the offering and the Share Exchange as described below, as though they occurred on January 1, 1998. The unaudited condensed consolidated pro forma balance sheet at June 30, 1999 gives effect to the offering and the Share Exchange as though they occurred on June 30, 1999.

         The unaudited condensed consolidated pro forma statements of income and balance sheet have been prepared based upon the historical consolidated statements of income and balance sheet of EOG included in EOG's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-K/A, and EOG's Quarterly Report on Form 10-Q for the three-month and six-month periods ended June 30, 1999, and have been prepared based upon available information and assumptions that management believes are reasonable. The unaudited condensed consolidated pro forma statements of income are for informational purposes only, and do not necessarily represent what EOG's actual results of operations would have been had the offering and the Share Exchange occurred on January 1, 1998. The unaudited condensed consolidated pro forma balance sheet is for informational purposes only, and does not purport to represent EOG's actual financial position had the offering and the Share Exchange occurred on June 30, 1999. In addition, the unaudited condensed consolidated pro forma financial statements are not necessarily indicative of EOG's future results of operations or financial position and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of EOG and the related notes included in EOG's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-K/A, and EOG's Quarterly Report on Form 10-Q for the three-month and six-month periods ended June 30, 1999.

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   PRO FORMA
                                                     HISTORICAL   ADJUSTMENTS      AS ADJUSTED
                                                     ----------   -----------      -----------
NET OPERATING REVENUES
  Natural Gas
     Trade.........................................   $244,775     $(25,920)(a)     $218,855
     Associated Companies(h).......................     41,094                        41,094
  Crude Oil, Condensate and Natural Gas Liquids
     Trade.........................................     63,257      (14,349)(a)       48,908
     Associated Companies(h).......................      1,259                         1,259
  Losses on Sales of Reserves and Related Assets
     and Other, Net................................     (4,236)                       (4,236)
                                                      --------     --------         --------
          Total....................................    346,149      (40,269)         305,880
OPERATING EXPENSES
  Lease and Well...................................     47,607       (7,145)(a)       40,462
  Exploration Costs................................     27,091       (1,647)(a)       25,444
  Dry Hole Costs...................................      2,475                         2,475
  Impairment of Unproved Oil and Gas Properties....     15,987                        15,987
  Depreciation, Depletion and Amortization.........    170,803       (5,811)(a)      164,992
  General and Administrative.......................     50,019      (10,533)(a)       39,486
  Taxes Other Than Income..........................     26,076       (4,302)(a)       21,774
                                                      --------     --------         --------
          Total....................................    340,058      (29,438)         310,620
                                                      --------     --------         --------
OPERATING INCOME (LOSS)............................      6,091      (10,831)          (4,740)
OTHER INCOME, NET..................................     58,290          927 (a)       59,217
                                                      --------     --------         --------
INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES....     64,381       (9,904)          54,477
INTEREST EXPENSE
  Incurred
     Trade.........................................     35,208        1,868 (b)       37,076
     Affiliate(h)..................................        139                           139
  Capitalized......................................     (6,306)       2,100 (a)       (4,206)
                                                      --------     --------         --------
     Net Interest Expense..........................     29,041        3,968           33,009
                                                      --------     --------         --------
INCOME BEFORE INCOME TAXES.........................     35,340      (13,872)          21,468
INCOME TAX PROVISION...............................      9,636       (3,657)(a)        5,325
                                                                       (654)(b)
                                                      --------     --------         --------
NET INCOME.........................................   $ 25,704     $ (9,561)        $ 16,143
                                                      ========     ========         ========
NET INCOME PER SHARE OF COMMON STOCK
  Basic............................................   $   0.17                      $   0.14
                                                      ========                      ========
  Diluted..........................................   $   0.17                      $   0.13
                                                      ========                      ========
AVERAGE NUMBER OF COMMON SHARES
  Basic............................................    153,779                       118,509
                                                      ========                      ========
  Diluted..........................................    154,943                       119,673
                                                      ========                      ========

    The following notes are an integral part of these condensed consolidated pro forma financial statements.

         UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      PRO FORMA
                                                        HISTORICAL   ADJUSTMENTS     AS ADJUSTED
                                                        ----------   -----------     -----------
NET OPERATING REVENUES
  Natural Gas
     Trade............................................   $558,376     $(48,722)(a)    $509,654
     Associated Companies(h)..........................     62,929                       62,929
  Crude Oil, Condensate and Natural Gas Liquids
     Trade............................................    120,366      (24,115)(a)      96,251
     Associated Companies(h)..........................      9,266                        9,266
  Gains on Sales of Reserves and Related Assets and
     Other, Net.......................................     18,251                       18,251
                                                         --------     --------        --------
          Total.......................................    769,188      (72,837)        696,351
OPERATING EXPENSES
  Lease and Well......................................     98,868      (11,119)(a)      87,749
  Exploration Costs...................................     65,940       (2,532)(a)      63,408
  Dry Hole Costs......................................     22,751                       22,751
  Impairment of Unproved Oil and Gas Properties.......     32,076                       32,076
  Depreciation, Depletion and Amortization............    315,106       (9,320)(a)     305,786
  General and Administrative..........................     69,010      (11,043)(a)      57,967
  Taxes Other Than Income.............................     51,776       (6,615)(a)      45,161
                                                         --------     --------        --------
          Total.......................................    655,527      (40,629)        614,898
                                                         --------     --------        --------
OPERATING INCOME......................................    113,661      (32,208)         81,453
OTHER INCOME (EXPENSE), NET...........................     (4,800)       5,106 (a)         306
                                                         --------     --------        --------
INCOME BEFORE INTEREST EXPENSE AND INCOME TAXES.......    108,861      (27,102)         81,759
INTEREST EXPENSE
  Incurred
     Trade............................................     60,701          (99)(a)      65,134
                                                                         4,532 (b)
     Affiliate(h).....................................        589                          589
  Capitalized.........................................    (12,711)       3,978 (a)      (8,733)
                                                         --------     --------        --------
     Net Interest Expense.............................     48,579        8,411          56,990
                                                         --------     --------        --------
INCOME BEFORE INCOME TAXES............................     60,282      (35,513)         24,769
INCOME TAX PROVISION (BENEFIT)........................      4,111      (10,469)(a)      (7,944)
                                                                        (1,586)(b)
                                                         --------     --------        --------
NET INCOME............................................   $ 56,171     $(23,458)       $ 32,713
                                                         ========     ========        ========
NET INCOME PER SHARE OF COMMON STOCK
  Basic...............................................   $   0.36                     $   0.27
                                                         ========                     ========
  Diluted.............................................   $   0.36                     $   0.27
                                                         ========                     ========
AVERAGE NUMBER OF COMMON SHARES
  Basic...............................................    154,345                      119,075
                                                         ========                     ========
  Diluted.............................................    155,054                      119,784
                                                         ========                     ========


    The following notes are an integral part of these condensed consolidated pro forma financial statements.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                AT JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             ADDITIONAL    EXCHANGE OF
                                                             BORROWINGS    TRANSFERRED
                                                             AND EQUITY    SUBSIDIARIES        OTHER
                                               HISTORICAL     ISSUANCE        SHARES        ADJUSTMENTS    AS ADJUSTED
                                               -----------   ----------    ------------     -----------    -----------
                                                         ASSETS
CURRENT ASSETS
  Cash and Cash Equivalents..................  $    11,411    $ 45,400(b)  $  (606,287)(d)   $(13,355)(f)  $     5,759
                                                               577,740(c)      (12,000)(e)      2,850 (g)
  Accounts Receivable
    Trade....................................      159,469                     (59,139)(d)                     100,330
    Associated Companies(h)..................       12,795                                                      12,795
  Inventories................................       35,175                     (10,058)(d)                      25,117
  Other......................................        6,420                      (1,354)(d)                       5,066
                                               -----------    --------     -----------       --------      -----------
        Total................................      225,270     623,140        (688,838)       (10,505)         149,067
OIL AND GAS PROPERTIES (SUCCESSFUL EFFORTS
  METHOD)....................................    4,965,113                    (262,085)(d)                   4,703,028
  Less: Accumulated Depreciation, Depletion
    and Amortization.........................   (2,298,265)                     19,933 (d)                  (2,278,332)
                                               -----------    --------     -----------       --------      -----------
        Net Oil and Gas Properties...........    2,666,848                    (242,152)                      2,424,696
OTHER ASSETS.................................       69,928       4,600(b)       (1,188)(d)                      73,340
                                               -----------    --------     -----------       --------      -----------
TOTAL ASSETS.................................  $ 2,962,046    $627,740     $  (932,178)      $(10,505)     $ 2,647,103
                                               ===========    ========     ===========       ========      ===========

                                          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable
    Trade....................................  $   119,664                 $   (29,898)(d)                 $    89,766
    Associated Companies(h)..................       41,014                                     (8,352)(f)       32,662
  Accrued Taxes Payable......................       16,465                      (1,685)(d)         29 (f)       14,809
  Dividends Payable..........................        4,736                                                       4,736
  Other......................................       17,608                      (9,090)(d)      1,000 (g)        9,518
                                               -----------    --------     -----------       --------      -----------
        Total................................      199,487                     (40,673)        (7,323)         151,491
LONG-TERM DEBT
  Trade......................................    1,073,883      50,000(b)                                    1,123,883
  Affiliate..................................       66,000                                                      66,000
OTHER LIABILITIES
  Trade......................................       19,004                                      1,850 (g)       20,854
  Associated Companies(h)....................       26,085                                     (8,352)(f)       17,733
DEFERRED INCOME TAXES........................      265,444                     (15,499)(d)      3,516 (f)      253,461
DEFERRED REVENUES............................        2,099                                                       2,099
SHAREHOLDERS' EQUITY
  Common Stock, $.01 Par, 320,000,000 Shares
    Authorized and 160,000,000 Shares Issued
    Historical and 187,000,000 Shares Pro
    Forma....................................      201,600         270(c)                                      201,870
  Additional Paid In Capital.................      401,042     577,470(c)                                      978,512
  Unearned Compensation......................       (4,183)                                                     (4,183)
  Cumulative Foreign Currency Translation
    Adjustment...............................      (26,124)                                                    (26,124)
  Retained Earnings..........................      854,846                     595,478 (d)       (196)(f)    1,438,128
                                                                               (12,000)(e)
  Common Stock Held in Treasury, 6,104,863
    Shares Historical and 68,374,863 Shares
    Pro Forma................................     (117,137)                 (1,459,484)(d)                  (1,576,621)
                                               -----------    --------     -----------       --------      -----------
        Total Shareholders' Equity...........    1,310,044     577,740        (876,006)          (196)       1,011,582
                                               -----------    --------     -----------       --------      -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...  $ 2,962,046    $627,740     $  (932,178)      $(10,505)     $ 2,647,103
                                               ===========    ========     ===========       ========      ===========

    The following notes are an integral part of these condensed consolidated pro forma financial statements.

                    NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

         The following pro forma adjustments give effect to the sale by EOG of 27,000,000 shares of its common stock on August 16, 1999, additional borrowings of $50.0 million under new revolving credit facilities executed on July 28, 1999, and the Share Exchange (see note (a)), as though these transactions occurred on January 1, 1998 for income statement purposes, and give effect to these transactions as though they occurred on June 30, 1999 for balance sheet purposes. EOG's historical results were derived from its historical financial statements included in EOG's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Amendment No. 1 on Form 10-K/A, and its Quarterly Report on Form 10-Q for the three-month and six-month periods ended June 30, 1999.

         (a) To reflect the elimination of the historical results of operations of EOGI-India, Inc., Enron Oil & Gas India Ltd., EOGI China Company, Enron Oil & Gas China Ltd., EOGI-China, Inc. and Enron Oil & Gas China International Ltd. (collectively referred to as the "Transferred Subsidiaries"), all wholly owned subsidiaries of EOG prior to August 16, 1999. All of EOG's interest in the common shares of each of the Transferred Subsidiaries was transferred to Enron Corp. in exchange for 62,270,000 shares of EOG's common stock owned by Enron Corp. on August 16, 1999 (the "Share Exchange").

         (b) To reflect the borrowing of $50.0 million under a new revolving credit facility. Borrowings are assumed to be at 6.0% per annum, plus the amortization of commitment fees of $4.6 million ($1.5 million for 1998 and $0.4 million for the six months ended June 30, 1999). Commitment fees are deferred as "Other Assets" and are amortized over the related commitment or loan period, as applicable.

         (c) To reflect the net proceeds of $577.7 million received from the offering of 27,000,000 shares of EOG's common stock.

         (d) To reflect the elimination of the balances of the Transferred Subsidiaries and the receipt of 62,270,000 shares of EOG's common stock pursuant to the Share Exchange. The shares of EOG's common stock received are reflected at their fair market value on the date of the transfer and a gain is reflected for the difference between the fair market value of the shares of common stock received and the historical cost basis in the Transferred Subsidiaries. The fair market value is based on the closing market price per share on August 13, 1999 of $23.438. EOG's Board of Directors authorized the retirement of the 62,270,000 shares effective immediately following the Share Exchange. Prior to the Share Exchange, EOG contributed to the transferred subsidiaries approximately $600.0 million in the form of cash capital contributions plus contributions of net intercompany accounts receivable of $173.2 million at June 30, 1999. The Share Exchange was in the form of a non-taxable exchange of shares; accordingly, no income taxes have been provided with respect to the recognized gain.

         (e) To reflect $12.0 million of transaction costs directly related to the Share Exchange. As noted in footnote (d), the Share Exchange was in the form of a non-taxable exchange of shares; accordingly, such transaction costs are not deductible for income tax purposes.

         (f) To reflect a net payment of $13.4 million from EOG to Enron Corp. to settle amounts payable to Enron Corp. and other income tax related issues, which were resolved as part of the Share Exchange and the termination of the Tax Sharing Agreement, as amended, between EOG and Enron Corp.

         (g) To reflect the payment by Enron Corp. of $1.9 million and the assumption by EOG of a liability of the same amount related to certain unvested benefit obligations under an Enron Corp. Cash Balance Plan and the payment by Enron Corp. of $1.0 million and the assumption by EOG of a liability of the same amount related to employee medical reimbursement accounts concurrent with the loss of control of EOG by Enron Corp.

         (h) Associated companies and affiliate balances result from transactions with Enron Corp., its subsidiaries or affiliates. If as a result of the offering and the Share Exchange, Enron Corp.'s ownership of our common stock declines to a level that Enron Corp. accounts for its investment in EOG on the cost method, any balances with associated companies or affiliates would be reclassified as trade.

         (c)      Exhibits

                   2.1 Share Exchange Agreement, dated as of July 19, 1999, between Enron Corp. and EOG (the "Share Exchange Agreement") (incorporated by reference to Exhibit 2.1 to EOG's Registration Statement on Form S-3 (Registration No. 333-83533), as filed with the Securities and Exchange Commission on July 23, 1999).

                  *2.2 Letter Agreement, dated July 30, 1999, between Enron Corp. and EOG, amending the Share Exchange Agreement.

                  *2.3 Letter Agreement, dated August 10, 1999, between Enron Corp. and EOG, amending the Share Exchange Agreement.


-----------------------------
*        Filed herewith.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EOG RESOURCES, INC.



Date: August 31, 1999                   By:     /s/ W. C. Wilson
                                            ---------------------------------
                                                Walter C. Wilson
                                                Senior Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

      Exhibit
      Number                       Description
      -------                      -----------
         2.1      Share Exchange Agreement, dated as of July 19, 1999, between
                  Enron Corp. and EOG (the "Share Exchange Agreement")
                  (incorporated by reference to Exhibit 2.1 to EOG's
                  Registration Statement on Form S-3 (Registration No.
                  333-83533), as filed with the Securities and Exchange
                  Commission on July 23, 1999).


        *2.2      Letter Agreement, dated July 30, 1999, between Enron Corp. and
                  EOG, amending the Share Exchange Agreement.

        *2.3      Letter Agreement, dated August 10, 1999, between Enron Corp.
                  and EOG, amending the Share Exchange Agreement.


-------------------------
*        Filed herewith.